EXHIBIT 10.3

AMENDMENT NO. 1

TO

NOTICE OF STOCK OPTION AWARD AND STOCK OPTION AWARD AGREEMENT

     This Amendment No. 1 to Stock Option Award and Stock Option Award Agreement (the “Amendment”) is entered into as of March 22, 2005 by and between Global Cash Access Holdings, Inc., a Delaware corporation (the “Company”) and Kirk Sanford (“Grantee”).

R E C I T A L S

     WHEREAS, the Company and Grantee have entered into that certain Notice of Stock Option Award and Stock Option Award Agreement (Award Number 002) dated as of January 8, 2005 relating to the grant of an option to purchase an aggregate of 1,444,430 shares of Class A Common Stock of the Company (the “Agreement”); and

     WHEREAS, the Company and Grantee desire to amend the Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Company and Grantee hereby agree to amend the Agreement as follows:

A M E N D M E N T

     1.   Definitions. Except as otherwise provided herein, capitalized terms used in this Amendment shall have the definitions set forth in the Agreement.

     2.   Amendment. The following paragraph is added to the end of the Vesting Schedule set forth in the cover page of the Agreement:

Notwithstanding the vesting schedule set forth above, in the event of termination of the Grantee’s Continuous Service without Cause, all Shares subject to the Option shall immediately vest.

     3.   Terms of Agreement. Except as expressly modified hereby, all terms, conditions and provisions of the Agreement shall continue in full force and effect.

     4.   Conflicting Terms. In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

     5.   Entire Agreement. This Amendment and the Agreement constitute the entire and exclusive agreement between the parties with respect to the subject matter hereof. All previous discussions and agreements with respect to this subject matter are superseded by the Agreement and this Amendment. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives, effective as of the date first written above.

GLOBAL CASH ACCESS HOLDINGS, INC.

/s/ Harry Hagerty
Harry Hagerty, Chief Financial Officer

GRANTEE

/s/ Kirk Sanford
Kirk Sanford